CPI Card Group Inc. Reports Second Quarter and First Half 2021 Results

Date: August 12, 2021

Q2 Net Sales of $93.2 Million, Up 31% Year-Over-Year

Q2 Net Income of $6.2 Million, Up 387% Year-Over-Year

Q2 Adjusted EBITDA of $19.3 Million, Up 91% Year-Over-Year

New Customer Additions Contribute to Strong Growth

Stock Begins Trading on Nasdaq

Littleton, CO. August 12, 2021 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI” or the “Company”) today reported financial results for the second quarter and first half ended June 30, 2021.

“Our strong second quarter and first half results reflect the continued successful execution of our strategy, as demonstrated by on-boarding new customers, including in the growing FinTech space,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Our focus on meeting our customers’ needs with high quality and differentiated products and solutions drove strong performance across our segments.”

Scheirman continued, “Our success reflects the commitment of our organization to be the partner of choice to our customers by providing market-leading quality products and customer service.”

First Half 2021 Business Highlights

●	CPI’s comprehensive end-to-end solutions contributed to earning new FinTech and traditional financial services customers.
●	CPI’s market leading quality and tamper-evident prepaid packaging solutions drove higher demand and volumes, including earning the prepaid portfolio of another large U.S. national chain.
●	We generated incremental net sales from customer demand for higher-priced contactless sales, as the U.S. payment card market continues its ongoing transition to contactless solutions.
●	We continued to lead the eco-focused payment card market, as evidenced by selling over 33 million eco-focused cards, including Second Wave®, since launch in 2019.
●	Our innovative personalization services also contributed to net sales growth over the prior year, including from our Card@Once® Software-as-a-Service instant issuance solutions and CPI On-Demand®.

●	The Company refinanced its debt, extending maturities and enhancing liquidity, and reduced outstanding debt by more than $30 million since December 31, 2020, resulting in net leverage ratio of less than 4x at June 30, 2021.

Second Quarter 2021 Financial Highlights

Net sales increased 31% year-over-year to $93.2 million in the second quarter of 2021.

●	Debit and Credit segment net sales increased 25% year-over-year to $72.9 million in the second quarter. Net sales growth was driven by new customers, and by the ongoing transition to higher-priced contactless card sales and related card personalization.

●	Prepaid Debit segment net sales increased 51% year-over-year to $20.4 million in the second quarter, primarily due to higher volumes from existing customers.

Net sales in the prior year second quarter were impacted by lower customer demand than expected in both segments, which CPI believes was primarily attributable to the COVID-19 pandemic.

Gross profit increased 61% year-over-year in the second quarter of 2021 to $37.1 million and gross profit margin increased to 39.8% compared to 32.3% in the prior year, primarily due to operating leverage.

Income from operations increased 218% year-over-year to $15.8 million in the second quarter of 2021, compared to $5.0 million in the prior year.

Second quarter 2021 net income was $6.2 million, or $0.53 earnings per diluted share, an increase of 387% year-over-year from net income of $1.3 million, or $0.11 earnings per diluted share, in the second quarter of 2020.

Adjusted EBITDA increased 91% year-over-year to $19.3 million in the second quarter as a result of net sales growth and operating leverage.

First Half 2021 Financial Highlights

Net sales increased 25% year-over-year to $182.3 million in the first half of 2021.

●	Debit and Credit segment net sales increased 21% year-over-year to $142.7 million in the first half of 2021. Net sales growth was driven by new customers and the ongoing transition to contactless card sales and related card personalization.

●	Prepaid Debit segment net sales increased 42% year-over-year to $39.8 million in the first half of 2021 due to higher volumes from our customers including the acquisition of new customer portfolios.

Net sales in the prior year were impacted by lower customer demand than expected in both segments, which CPI believes was primarily attributable to the COVID-19 pandemic.

First half 2021 gross profit increased 49% year-over-year to $72.8 million and gross profit margin increased to 39.9% from 33.5% in the prior year.

First half 2021 income from operations increased 169% year-over-year to $33.6 million, compared to $12.5 million in the prior year.

For the year-to-date period, net income was $8.6 million, or $0.74 earnings per diluted share, in 2021 compared to net income of $3.0 million, or $0.27 earnings per diluted share, in 2020, an increase of 185% year-over-year. Year-to-date net income and diluted earnings per share were adversely impacted by $5.0 million of debt extinguishment costs and $2.6 million of make-whole interest expense incurred during the first quarter of 2021 when the Company refinanced its debt.

Adjusted EBITDA increased 84% year-over-year to $41.4 million in the first half of 2021.

Balance Sheet, Liquidity, and Cash Flow

As of June 30, 2021, cash and cash equivalents was $30.7 million. Cash provided by operating activities in the first half of 2021 was $22.7 million, which is net of $15.6 million in inventory investments to support the business and includes $6.0 million in cash tax refunds primarily from CARES Act filings. Capital expenditures were $3.7 million in the first half of 2021, yielding Free Cash Flow of $19.0 million, an $8.6 million increase compared to the first half of 2020.

During the second quarter of 2021, the Company used $15 million of cash on hand to pay down the ABL Revolver to zero and had no borrowings outstanding thereunder as of June 30, 2021, consistent with the Company’s capital structure strategy to maintain ample liquidity, invest in the business and de-leverage the balance sheet. At quarter end, $50 million was available for borrowing under the ABL Revolver. Total long-term debt principal outstanding as of June 30, 2021 was comprised of the Company’s $310 million Senior Notes.

“Our excellent financial performance in the first half drove strong free cash flow, allowing us to reduce debt while continuing to make investments in the business,” said John Lowe, Chief Financial Officer. “We are proud of our first half growth and our recent listing on the Nasdaq stock exchange, and will continue to pursue our strategic initiatives and execute our business plan.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on August 12, 2021 at 9:00 a.m. Eastern Time (ET) to review its second quarter and first half of 2021 results. To participate in the Company's conference call via telephone or online:

Toll-Free Dial-In Number, U.S. Participants: (844) 200-6205

United States (Local): (646) 904 5544
All Other Locations: + 44 208 0682 558

Conference ID: 716604

Webcast Link: 2Q21 Earnings Webcast

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until August 26, 2021 at:

Toll-Free Dial-In Number, U.S. Participants: (844) 200-6205

International Dial-In Number: (646) 904-5544

Conference ID: 941788

Webcast replay: 2Q21 Earnings Webcast Replay

A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com/

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Net Leverage Ratio

Management and various investors use the ratio of total debt, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our indebtedness; a disruption or other failure in our supply chain or labor pool resulting in increased costs and inability to pass those costs on to our customers; our inability to recruit, retain and develop qualified personnel, including key personnel; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; the effects of current or additional U.S. government tariffs as well as economic downturns or disruptions, including delays or interruptions in our ability to source raw materials and components used in our products; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; disruptions in production at one or more of our facilities; our failure to retain our existing customers or identify and attract new customers; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; problems in production quality, materials and process; a loss of market share or a decline in profitability resulting from competition; our inability to develop, introduce and commercialize new products; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; failure to meet the continued listing standards of the Toronto Stock Exchange or the Nasdaq Global Market; a decrease in the value of our common stock combined with our common stock not being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products and services; the effect of legal and regulatory proceedings; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the majority stockholders’ ownership of our stock; the influence of securities analysts over the trading market for and price of our common stock; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, in Part II, Item 1A – Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website, free of charge, the reports that the Company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and six months ended June 30, 2021 and 2020

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2021 and December 31, 2020

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2021 and 2020

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2021 and 2020

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2021 and 2020

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales:
Products	$47,156	$39,077	$94,169	$81,578
Services	46,063	32,301	88,142	63,769
Total net sales	93,219	71,378	182,311	145,347
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	27,928	25,911	55,215	52,290
Services (exclusive of depreciation and amortization shown below)	25,939	19,666	49,607	38,853
Depreciation and amortization	2,264	2,711	4,680	5,466
Total cost of sales	56,131	48,288	109,502	96,609
Gross profit	37,088	23,090	72,809	48,738
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	19,748	16,613	35,894	33,276
Depreciation and amortization	1,553	1,505	3,359	2,990
Total operating expenses	21,301	18,118	39,253	36,266
Income from operations	15,787	4,972	33,556	12,472
Other expense, net:
Interest, net	(7,037)	(6,772)	(16,013)	(12,860)
Other income (expense), net	4	(32)	29	(35)
Loss on debt extinguishment	—	—	(5,048)	(92)
Total other expense, net	(7,033)	(6,804)	(21,032)	(12,987)
Income (loss) from continuing operations before income taxes	8,754	(1,832)	12,524	(515)
Income tax (expense) benefit	(2,522)	3,115	(3,882)	3,580
Net income from continuing operations	6,232	1,283	8,642	3,065
Net loss from discontinued operations, net of tax	—	(4)	—	(30)
Net income	$6,232	$1,279	$8,642	$3,035

Basic and diluted earnings per share:
Basic earnings per share from continuing operations:	$0.55	$0.11	$0.77	$0.27
Diluted earnings per share from continuing operations:	$0.53	$0.11	$0.74	$0.27

Basic earnings per share:	$0.55	$0.11	$0.77	$0.27
Diluted earnings per share:	$0.53	$0.11	$0.74	$0.27

Basic weighted-average shares outstanding:	11,233,002	11,229,819	11,231,742	11,227,160
Diluted weighted-average shares outstanding:	11,762,481	11,233,852	11,720,148	11,242,272

Comprehensive income:
Net income	$6,232	$1,279	$8,642	$3,035
Total comprehensive income	$6,232	$1,279	$8,642	$3,035

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	June 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$30,667	$57,603
Accounts receivable, net of allowances of $237 and $289, respectively	55,979	54,592
Inventories	40,273	24,796
Prepaid expenses and other current assets	6,036	5,032
Income taxes receivable	2,522	10,511
Total current assets	135,477	152,534
Plant, equipment and leasehold improvements and operating lease right-of-use assets, net	39,257	39,403
Intangible assets, net	23,909	26,207
Goodwill	47,150	47,150
Other assets	2,575	857
Total assets	$248,368	$266,151

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$20,778	$18,883
Accrued expenses	31,809	28,149
Current portion of long-term debt	—	8,027
Deferred revenue and customer deposits	1,157	1,868
Total current liabilities	53,744	56,927
Long-term debt	302,877	328,681
Deferred income taxes	7,447	7,409
Other long-term liabilities	13,563	11,171
Total liabilities	377,631	404,188
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,237,056 and 11,230,482 shares issued and outstanding at June 30, 2021 and December 31, 2020	11	11
Capital deficiency	(111,726)	(111,858)
Accumulated loss	(17,548)	(26,190)
Total stockholders’ deficit	(129,263)	(138,037)
Total liabilities and stockholders’ deficit	$248,368	$266,151

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$8,642	$3,035
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	30
Depreciation and amortization expense	8,039	8,457
Stock-based compensation expense	98	59
Amortization of debt issuance costs and debt discount	1,393	1,565
Loss on debt extinguishment	5,048	92
Deferred income taxes	38	255
Other, net	142	1,199
Changes in operating assets and liabilities:
Accounts receivable	(1,384)	(2,381)
Inventories	(15,600)	259
Prepaid expenses and other assets	(752)	1,136
Income taxes receivable, net	7,989	(3,799)
Accounts payable	2,548	(1,660)
Accrued expenses	6,530	3,275
Deferred revenue and customer deposits	(715)	629
Other liabilities	730	(105)
Cash provided by operating activities - continuing operations	22,746	12,046
Cash used in operating activities - discontinued operations	—	(30)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(3,703)	(1,644)
Other	156	—
Cash used in investing activities	(3,547)	(1,644)
Financing activities
Principal payments on First Lien Term loan	(312,500)	-
Principal payments on Senior Credit Facility	(30,000)	-
Principal payments on ABL Revolver	(15,000)	-
Proceeds from Senior Notes	310,000	-
Proceeds from ABL Revolver, net of discount	14,750	-
Proceeds from Senior Credit Facility, net of discount	-	29,100
Proceeds from exercises of stock options	34	-
Debt issuance costs	(9,452)	(2,507)
Payments on debt extinguishment	(2,685)	-
Payments on finance lease obligations	(1,287)	(1,181)
Cash (used in) provided by financing activities	(46,140)	25,412
Effect of exchange rates on cash	5	(21)
Net (decrease) increase in cash and cash equivalents	(26,936)	35,763
Cash and cash equivalents, beginning of period	57,603	18,682
Cash and cash equivalents, end of period	$30,667	$54,445

Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$8,604	$11,519
Income taxes paid	$2,284	$275
Income taxes (refunded)	$(6,003)	$(259)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$3,363	$141
Financing leases	$484	$763

Accounts payable, and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$399	$528

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2021 and June 30, 2020
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$72,860	$58,306	$14,554	25.0%
Prepaid Debit	20,383	13,536	6,847	50.6%
Eliminations	(24)	(464)	440	* %
Total	$93,219	$71,378	$21,841	30.6%

* Calculation not meaningful

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$142,677	$118,145	$24,532	20.8%
Prepaid Debit	39,841	28,076	11,765	41.9%
Eliminations	(207)	(874)	667	* %
Total	$182,311	$145,347	$36,964	25.4%

* Calculation not meaningful

Gross Profit
	Three Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$28,263	38.8%	$18,553	31.8%	$9,710	52.3%
Prepaid Debit	8,825	43.3%	4,537	33.5%	4,288	94.5%
Total	$37,088	39.8%	$23,090	32.3%	$13,998	60.6%

	Six Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$55,812	39.1%	$38,961	33.0%	$16,851	43.3%
Prepaid Debit	16,997	42.7%	9,777	34.8%	7,220	73.8%
Total	$72,809	39.9%	$48,738	33.5%	$24,071	49.4%

Income from Operations
	Three Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$20,258	27.8%	$10,704	18.4%	$9,554	89.3%
Prepaid Debit	7,550	37.0%	3,434	25.4%	4,116	119.9%
Other	(12,021)	* %	(9,166)	* %	(2,855)	31.1%
Total	$15,787	16.9%	$4,972	7.0%	$10,815	217.5%

* Calculation not meaningful

	Six Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$40,412	28.3%	$23,180	19.6%	$17,232	74.3%
Prepaid Debit	14,568	36.6%	7,550	26.9%	7,018	93.0%
Other	(21,424)	* %	(18,258)	* %	(3,166)	17.3%
Total	$33,556	18.4%	$12,472	8.6%	$21,084	169.1%

* Calculation not meaningful

EBITDA	Three Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$22,322	30.6%	$13,121	22.5%	$9,201	70.1%
Prepaid Debit	8,106	39.8%	3,982	29.4%	4,124	103.6%
Other	(10,820)	* %	(7,947)	* %	(2,873)	36.2%
Total	$19,608	21.0%	$9,156	12.8%	$10,452	114.2%

* Calculation not meaningful

	Six Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$44,722	31.3%	$28,080	23.8%	$16,642	59.3%
Prepaid Debit	15,679	39.4%	8,642	30.8%	7,037	81.4%
Other	(23,825)	* %	(15,921)	* %	(7,904)	49.6%
Total	$36,576	20.1%	$20,801	14.3%	$15,775	75.8%

* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended June 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,258	$7,550	$(12,021)	$15,787
Depreciation and amortization	2,060	558	1,199	3,817
Other income (expenses)	4	(2)	2	4
EBITDA	$22,322	$8,106	$(10,820)	$19,608

	Three Months Ended June 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$10,704	$3,434	$(9,166)	$4,972
Depreciation and amortization	2,453	549	1,214	4,216
Other (expenses)	(36)	(1)	5	(32)
EBITDA	$13,121	$3,982	$(7,947)	$9,156

	Six Months Ended June 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$40,412	$14,568	$(21,424)	$33,556
Depreciation and amortization	4,297	1,097	2,645	8,039
Other income (expenses)	13	14	(5,046)	(5,019)
EBITDA	$44,722	$15,679	$(23,825)	$36,576

	Six Months Ended June 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$23,180	$7,550	$(18,258)	$12,472
Depreciation and amortization	4,946	1,097	2,413	8,456
Other (expenses)	(46)	(5)	(76)	(127)
EBITDA	$28,080	$8,642	$(15,921)	$20,801

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EBITDA and Adjusted EBITDA:
Net income	$6,232	$1,279	$8,642	$3,035
Net loss from discontinued operations	—	4	—	30
Interest expense, net	7,037	6,772	16,013	12,860
Income tax expense (benefit)	2,522	(3,115)	3,882	(3,580)
Depreciation and amortization	3,817	4,216	8,039	8,456
EBITDA	$19,608	$9,156	$36,576	$20,801

Adjustments to EBITDA:
Stock-based compensation expense	47	18	98	59
Sales tax (benefit) expense (1)	(385)	172	(465)	293
Restructuring and other charges (2)	40	762	161	1,229
Loss on debt extinguishment (3)	—	—	5,048	92
Foreign currency (gain) loss	(4)	25	(29)	33
Subtotal of adjustments to EBITDA	(302)	977	4,813	1,706
Adjusted EBITDA	$19,306	$10,133	$41,389	$22,507
Net income (% Change 2021 vs. 2020)	387.3%		184.7%
Adjusted EBITDA margin (% of Net Sales)	20.7%	14.2%	22.7%	15.5%
Adjusted EBITDA growth (% Change 2021 vs. 2020)	90.5%		83.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Free Cash Flow:
Cash provided by operating activities	$22,602	$8,842	$22,746	$12,046
Capital expenditures for plant, equipment and leasehold improvements	(1,179)	(706)	(3,703)	(1,644)
Free Cash Flow	$21,423	$8,136	$19,043	$10,402

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 1 of the Form 10-Q for the quarter ended June 30, 2021 and Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.
(2)	Represents restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

	Last Twelve Months Ended
	June 30,	December 31,
	2021	2020
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA
Net income	$21,736	$16,129
Net loss from discontinued operations	31	61
Interest expense, net	28,550	25,397
Income tax expense (benefit)	4,157	(3,305)
Depreciation and amortization	16,410	16,827
EBITDA	$70,884	$55,109

Adjustments to EBITDA:
Stock-based compensation expense	175	136
Sales tax expense (1)	168	926
Restructuring and other charges (2)	201	1,269
Loss on debt extinguishment (3)	5,048	92
Foreign currency (gain) loss	(55)	7
Subtotal of adjustments to EBITDA	$5,537	$2,430
LTM Adjusted EBITDA	$76,421	$57,539

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 1 of the Form 10-Q for the quarter ended June 30, 2021 and Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.
(2)	Represents restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

	As of
	June 30,	December 31,
	2021	2020
Calculation of Net Leverage Ratio:
Debt principal outstanding	$310,000	$342,500
Finance lease obligations	4,380	5,192
Total Debt	314,380	347,692
Less: Cash and cash equivalents	(30,667)	(57,603)
Total Net Debt (a)	$283,713	$290,089
LTM Adjusted EBITDA (b)	$76,421	$57,539
Net Leverage Ratio (a)/(b)	3.7	5.0